Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:     Donald Von Hagen (media)
+1 336-436-8263
Media@labcorp.com
Scott Frommer (investors)
+1 336-436-5076
Investor@labcorp.com

Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

LABCORP ENABLES HEALTH RECORDS ON IPHONE
New functionality available to LabCorp patients through the Health app

Burlington, NC, October 29, 2018 - LabCorp® (NYSE: LH), a leading global life sciences company that is deeply integrated in guiding patient care, today announced it now supports Health Records on iPhone®. This feature will make it easy for LabCorp patients to access their LabCorp laboratory test results, along with other available medical data from multiple providers, whenever they choose.
LabCorp test results are viewable in the Apple® Health app for LabCorp patients who have a LabCorp Patient™ account and enable integration with the Health Records app. In addition to their LabCorp test results, patients will have information from participating healthcare institutions organized into one view, covering allergies, medical conditions, immunizations, lab results, medications, procedures and vitals. Patients will receive notifications when their data is updated. Health Records data is encrypted and protected with the user’s iPhone passcode, Touch ID or Face ID.

“Our strategy to support the increasingly engaged healthcare consumer is a critical part of our mission to improve health and improve lives,” said David P. King, chairman and CEO of LabCorp. “LabCorp on Health Records will help provide healthcare consumers with a more holistic view of their health. Laboratory test results are central to medical decision making, and broadening access to this information will help patients take charge of their health and wellness, and lead to more informed dialogues between patients and their healthcare providers.”

For more information on Health Records, visit https://www.apple.com/healthcare/health-records/. Additional information about how to integrate health information from LabCorp and partner organizations into the Health app is available at https://support.apple.com/en-us/HT203037.

LabCorp test results will continue to be accessible through the LabCorp Patient app and online portal, where patients can also access other convenient tools including appointment scheduling and payment of invoices.

Apple, the Apple logo, and iPhone are trademarks of Apple Inc., registered in the U.S. and other countries.

About LabCorp®
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to improve the delivery of care. LabCorp reported net revenues of over $10 billion in 2017. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.

Forward-Looking Statements
This press release contains forward-looking statements about LabCorp’s future operations. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. LabCorp has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors that could affect operating and financial results is included in

LabCorp’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in LabCorp’s other filings with the SEC. The information in this press release should be read in conjunction with a review of LabCorp’s filings with the SEC including the information in LabCorp’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

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